INVENT. BUILD. DELIVER.

PGT INNOVATIONS, INC.

FIRST QUARTER 2017 FINANCIAL RESULTS

MAY 4, 2017

Forward-Looking Statements

Statements in this presentation regarding our business that are not historical facts are "forward-looking statements" that involve risks and uncertainties which could cause actual results to differ materially from those contained in the forward-looking statements. Such forward-looking statements generally can be identified by the use of forward-looking terminology, such as "may," "expect," "expectations," "outlook," "forecast," "guidance," "intend," "believe," "could," "project," "estimate," "anticipate," "should" and similar terminology. These risks and uncertainties include factors such as:

- unfavorable changes in new home starts and home remodeling trends, especially in Florida, where the substantial portion of our sales are generated;
- unfavorable changes in the economy in the United States in general and in Florida, where the substantial portion of our sales are generated;
- increases in our cost of raw materials, including aluminum, glass and vinyl;
- our dependence on a limited number of suppliers for certain of our key materials;
- increases in our transportation costs;
- our level of indebtedness;
- our dependence on our impact-resistant product lines;
- our ability to successfully integrate businesses we may acquire, including our acquisitions of CGI Windows and Doors, Inc. and WinDoor, Inc.
- product liability and warranty claims brought against us;
- federal, state and local laws and regulations, including unfavorable changes in local building codes;
- our dependence on a limited number of manufacturing facilities; and,
- the other risks and uncertainties discussed under "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016.

Statements in this presentation that are forward-looking statements include, without limitation, our expectations regarding: (1) the market for high-end, luxury window and door products, including our ability to capitalize on a recovery in that market, which experienced softness in 2016; (2) the impact that our acquisition of WinDoor, Inc. may have on our sales and performance in the market for high-end windows and doors; (3) the possible benefits of changes in our management structure, including being able to better capitalize on market opportunities; (4) the possible benefits of our three-brand go-to-market strategy; (5) benefits expected from our new, leased manufacturing facility in Miami, Florida, which currently is under construction; (6) the 2017 Spring home construction/buying season in the Florida market; and (7) our projected financial performance, results and outlook for 2017, including our expectations regarding full-year sales and EBITDA. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances after the date of this presentation.

Management Presenters



Rod Hershberger

Chief Executive Officer and Chairman of the Board

Business Overview



Jeff Jackson

President and Chief Operating Officer

Market Overview



Brad West

Sr. V.P. and Chief Financial Officer

Financial Results

Business Overview

- Q1 2017 sales of $113M, increased 12 percent over Q1 2016, and marked the highest first-quarter sales amounts in Company history.
- Single-family housing starts in Florida were flat in January and February 2017, but strengthened in March, increasing 17 percent compared to March 2016.
- The growth in the housing market in Florida continues to out-pace the rest of the country, due to:
  - Population expansion (projected to increase 325,000 in 2017; approaching 21M)
  - Job creation (1.4M jobs added since a low of 8.1M in December 2009; now 9.6M employed)
  - Declining unemployment (reached a high of 11.2% in December 2009; now 4.8%)
- We unveiled the next generation of our cutting-edge, new products at the 2017 NAHB International Builders Show
- The Company's primary market is Florida which represents approximately 90% of sales. Our focus has been on strengthening our position in Florida, which has led to expansion of our legacy PGT brand, and two key acquisitions in Florida.
- We saw softness in the luxury market in 2016. WinDoor's seasonally low first quarter sales makes it too early to gauge the degree of any recovery. WinDoor is well-positioned to capitalize on a recovery in the market for high-end, luxury products due to our market-leading position.

Market Overview

- First quarter 2017 sales finished strong in March 2017, with weekly shipments solidly higher than March 2016.
- Vinyl impact sales increased 24 percent quarter-over-quarter, driven by our legacy brand vinyl WinGuard products.
- New construction sales grew 11 percent and repair and remodeling sales grew 14 percent, quarter-over-quarter. 60 percent of our sales were from repair and remodeling, while sales in new construction represented 40 percent.
- As the third largest state in the U.S., the single largest factor for economic improvement in Florida continues to be the housing market.
  - Florida single-family housing starts in Q1 2017 finished up 5% quarter-over-quarter.
  - Florida single-family housing starts have increased in 22 of the last 25 consecutive quarters when compared the same quarter in the prior year.
  - Florida single-family housing starts in 2016 finished at approximately 78,000.
  - Florida's population can support single-family housing starts of 110,000 per year.
- As expected, WinDoor unfavorably impacted our margins in Q1 2017 due to carrying fixed costs during typically low first six-week sales in preparation for future higher volume typically seen during the remainder of the year.
- Construction of our new, leased location in Miami is progressing as planned. On target for Q1 2018 to begin operating in this new facility.

Builders Index

5-YEAR QUARTERLY TREND OF THE NATIONAL ASSOCIATION OF HOME BUILDERS INDEX


NAHB Builders Index*
NAHB Builders Index*
80
70
60
50
40
30
20
3-12
6-12
9-12
12-12
3-13
6-13
9-13
12-13
3-14
6-14
9-14
12-14
3-15
6-15
9-15
12-15
3-16
6-16
9-16
12-16
3-17

*March 2017 index of 71 matches all-time high for the NAHB Builders index set in 2005.

Financial Overview

Sales Breakdown By Product Group Q1 2017

IMPACT PRODUCTS

	Aluminum	Vinyl	Total Impact
Actual	$ 66.2	$ 28.2	$ 94.4
Prior Year	58.9	22.7	81.6
$ Change	$ 7.3	$ 5.5	$ 12.8
% Change	*12.3%*	*24.3%*	*15.7%*

NON-IMPACT PRODUCTS

	Aluminum	Vinyl	Total Non-Impact
Actual	$ 6.5	$ 11.7	$ 18.3
Prior Year	7.4	11.2	18.6
$ Change	$ (0.9)	$ 0.6	$ (0.3)
% Change	*-12.0%*	*5.0%*	*-1.8%*

TOTAL

Actual	$ 72.8	$ 39.9	$ 112.7
Prior Year	$ 66.3	$ 33.9	$ 100.2
% Change	*9.7%*	*17.9%*	*12.5%*

Income Statements Q1 2017 & 2016

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited - in thousands, except per share amounts)

	Three Months Ended	
	April 1, 2017	April 2, 2016
Net sales	$ 112,721	$ 100,206
Cost of sales	80,982	70,223
Gross profit	31,739	29,983
Selling, general and administrative expenses	22,785	20,061
Income from operations	8,954	9,922
Interest expense, net	4,910	4,158
Debt extinguishment costs	-	3,431
Income before income taxes	4,044	2,333
Income tax expense	1,045	854
Net income	$ 2,999	$ 1,479
Basic net income per common share	$ 0.06	$ 0.03
Diluted net income per common share	$ 0.06	$ 0.03
Total reconciling items to adjusted net income	797	2,982
Adjusted net income	$ 3,796	$ 4,461
Diluted net income per common share - adjusted	$ 0.07	$ 0.09

Balance Sheets

PGT INNOVATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited - in thousands)

	April 1, 2017	December 31, 2016
ASSETS		
Current assets:		
Cash and cash equivalents	$ 38,919	$ 39,210
Accounts receivable, net	47,404	41,646
Inventories	33,867	30,511
Prepaid expenses and other current assets	11,086	11,010
Total current assets	131,276	122,377
Property, plant and equipment, net	84,258	84,209
Intangible assets, net	119,357	120,930
Goodwill	108,060	108,060
Other assets, net	1,166	1,072
Total assets	$ 444,117	$ 436,648
LIABILITIES AND SHAREHOLDERS' EQUITY		
Current liabilities:		
Accounts payable and accrued expenses	$ 25,996	$ 22,803
Current portion of long-term debt	48	-
Total current liabilities	26,044	22,803
Long-term debt, less current portion	248,516	247,873
Deferred income taxes, net	31,838	31,838
Other liabilities	1,299	1,282
Total liabilities	307,697	303,796
Total shareholders' equity	136,420	132,852
Total liabilities and shareholders' equity	$ 444,117	$ 436,648

2017 Outlook

- We expect the strength in our mass-custom business to continue during 2017, due both to the underlying momentum in our markets and continued strong demand for our vinyl products.
- First quarter 2017 gross margins were unfavorably impacted by incremental fixed costs of approximately $700 thousand from inclusion of the first six-weeks of WinDoor in Q1 2017. The first six-weeks are typically the lowest period of the year for WinDoor product sales. We carry these costs in anticipation of future higher volume during the remainder of the year.
- First quarter 2017 EBITDA included the impact of $0.9 million of marketing-related expenses invested in our PGT Innovations three-brand roll-out at the NAHB International Builders Show in January, and approximately $1.4 million of fixed costs and expenses from the inclusion of our acquisitions for the entire first quarter.
- On a comparable basis, adjusted EBITDA margin for the first quarter of 2017 improved by 70 basis points.
- Newly-repriced term loan facility will save an estimated $2.3 million in debt service in 2017.
- Total interest expense estimated to be approximately $18.6 million in 2017, dependent on future LIBOR rates.
- Depreciation and amortization will continue to increase due to significant capital investments made over the last three years, including manufacturing modernization, and expansion of capabilities and capacity, and acquisitions. We estimate that depreciation and amortization expense will be nearly $20 million in 2017, an increase of more than $4 million from 2016.
- 2017 net sales estimated to be between $490 and $500 million, representing an increase of between 7 and 9 percent. Sales at that level expected to generate consolidated EBITDA of between $83 and $87 million.